UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 12, 2012

Dollar General Corporation
(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Mission Ridge Goodlettsville, Tennessee		37072
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 12, 2012, the Board of Directors of Dollar General Corporation (the “Company”) voted to increase the size of the Board from 7 to 8 members and to appoint Ms. Patricia Fili-Krushel to serve as a director of the Company until the 2013 annual meeting of shareholders and until her successor is duly elected and qualified, all effective as of October 15, 2012. The Board has found Ms. Fili-Krushel to be independent for purposes of the listing standards of the New York Stock Exchange and as defined in the Company’s Corporate Governance Guidelines.  Ms. Fili-Krushel has been appointed to serve on the Compensation, Nominating & Governance Committee (“CNG Committee”) of the Board, as well as the 162(m) Subcommittee of the CNG Committee.

Ms. Fili-Krushel will be entitled to the standard compensation provided to non-employee directors, including annual equity awards, as described in the Company’s Annual Proxy Statement filed with the Securities and Exchange Commission on April 5, 2012.

There are no arrangements or understandings between Ms. Fili-Krushel and any other person pursuant to which she was appointed as a director.  Ms. Fili-Krushel has no transactions, relationships or arrangements with the Company that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the news release announcing the appointment of Ms. Fili-Krushel is attached hereto as Exhibit 99.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(a)

Financial statements of businesses acquired.  N/A

(b)

Pro forma financial information.  N/A

(c)

Shell company transactions.  N/A

(d)

Exhibits.  See Exhibit Index immediately following the signature page hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2012	DOLLAR GENERAL CORPORATION

	By:	/s/ Susan S. Lanigan
Susan S. Lanigan
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99	News release dated October 12, 2012

3